SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

             Date of report (Date of earliest reported): May 1, 2001

                                Aqua Motion, Inc.
           (to be known as Roast-N-Roll Restaurants of the Past, Inc.)
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                                     0-27133
                            (Commission File Number)

                                   88-0394012
                        (IRS Employer Identification No.)

               1700 Hylan Boulevard, Staten Island, New York 10305 (Address of Principal Executive Offices)(Zip Code)

                                 (718) 351-4949
              (Registrant's Telephone Number, Including Area Code)

                     5757 West Century Boulevard, Suite 340
                          Los Angeles, California 90045
          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant
----------------------------------------

On May 1, 2001 (the "Effective Date"), pursuant to a Plan and Agreement of Reorganization dated as of May 1, 2001 (the "Reorganization Agreement") by and among the registrant Aqua Motion, Inc. (to be known as Roast-N-Roll Restaurants of the Past, Inc.), a Nevada corporation (the "Company") and Roast-N-Roll Restaurants of the Past, Inc., a New York corporation ("Roast"), the following two actions were taken which effected a change in control of the Company: (1) Emily Tzortzatos, Angela Tzortzatos and Kelly Ryan, all of the directors of the Company, resigned as directors of the Company and Nicholas Bruzzese, Sr., James Confessore and Terrence Buttler were elected directors of the Company, all of whom were serving as directors of Roast, to fill the vacancies as directors of the Company and (2) the Company issued an aggregate of 5,000,000 shares, or 100% of its 5,000,000 outstanding shares of its Common Stock, $.0027 par value (the "Common Stock"), at an exchange rate of 3.358 Company shares for each Roast share, to the former shareholders of Roast.

Of the outstanding 5,000,0000 shares, Nicholas Bruzzese, Sr., who, on the Effective Date, was elected as Chairman of the Board, President, Chief Executive Officer and a director of the Company (positions which he had held with Roast) owned beneficially an aggregate of 3,300,000 shares, or 66% of the 5,000,0000 shares of the Common Stock outstanding on the Effective Date. In addition, Mr. Bruzzese's nineteen designees own an additional aggregate of 950,000 shares for a total held by Mr. Bruzzese and his designees of 4,250,000 shares or 85%. Messrs. Confessore and Buttler did not own any shares of the Company as of the Effective Date. Accordingly, if an election of directors were held and assuming no additional shares of the Common Stock were issued, the new directors would vote an aggregate of 3,300,000 of the 5,000,000 shares of the Common Stock eligible to vote, or 66% thereof. Because the Company has non-cumulative voting and because all shares are not likely to vote, these persons would likely be able to elect all of the directors and the stockholders of the Company. If the other Bruzzese designees were to vote their 950,000 shares, respectively, with the new directors, such combined total would result in the voting of 4,250,000 shares, or 85% of the shares eligible to vote.

As of the Effective Date, Emily Tzortzatos, Angela Tzortzatos and Kelly Ryan, all of the officers of the Company, resigned. The following officers were elected: Nicholas Bruzzese, Sr., President and Chief Executive Officer; James Confessore, Treasurer; and Terrence Buttler, Secretary.

No subsequent changes in the officers, directors and five percent shareholders of the Company are presently known. The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at May 1, 2001 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such persons and can be contacted at the address of the Company.

                    NAME OF                       SHARES OF
TITLE OF CLASS      BENEFICIAL OWNER              COMMON STOCK     PERCENT OF CLASS
-----------------------------------------------------------------------------------
Common              Nicholas Bruzzese, Sr.(a)     3,300,000             66%

                    James Confessore                      0               0

                    Terrence Butler                       0               0

DIRECTORS AND
OFFICERS AS A
GROUP                                             3,300,000             66%

(a) An additional 950,000 shares that were to be issued by Nicholas Bruzzese, Sr. pursuant to the Reorganization Agreement have been issued to a total of 19 shareholders.

The following is a biographical summary of the directors and officers of the
Company:

NICHOLAS BRUZZESE SR, 67, became the Chief Executive Officer, President and Director of the Company as of the Effective Date. He holds the same positions with Roast. Prior to taking a position with the Company, Mr. Bruzzese retired in 1996. Mr. Bruzzese along with his wife Annette were among the founders and earliest investors in the original Brooklyn, New York restaurant, Roll N' Roaster. Prior to that, Mr. Bruzzese had over 20 years experience managing the overall and day- to-day operations of 6 retail clothing stores in Brooklyn, New York under the name Ripley & Barneys. He served in the United States Marine Corps from 1952 to 1955.

JAMES CONFESSORE, 42, became the Treasurer and Director of the Company as of the Effective Date. Prior to such time, he was the President of Roast since its inception in 1997, resigned as President upon the Effective Date and holds the position of Treasurer and Director of Roast. Mr. Confessore presently also works for the New York City Transit Authority as a Building Fireman. Specifically, he manages the mechanical equipment in high-rise buildings. He has worked for the New York City Transit Authority since 1996. From 1981 through 1983, he worked in operations for the financial services company, E.F. Hutton. He attended Kingsborough Community College in Brooklyn, New York.

TERRENCE BUTTLER, 45, has been Secretary and Director of the Company as of the Effective Date. He holds the same positions with Roast. From May 1999 until May 2000, Mr Buttler owned ABC Consulting Inc. which is a Queens, New York based financial consulting services business From November 1995 to May 1999, Mr. Buttler was the CEO/President of Kellys Coffee Group, Inc. ("Kellys"), a Colorado corporation, that is a franchiser of retail coffee stores. Kellys is a public company traded on the OTC Electronic Bulletin Board under the symbol "KLYS." Kellys had over 40 operating locations. Kellys began operations in 1987 and has been a publicly traded company since approximately 1992.

Mr. Buttler's background also includes Chief Executive Officer and President of a registered broker- dealer, specifically, Paramount Investments International, Inc. During his career as a registered representative, he has held Series 7, 24, 62 and 63 licenses. He worked for Paramount Investments International Inc. from October 1993 until January 1996. From 1989 to 1993, he also worked as a registered representative for the following licensed broker-dealers: Smith, Benton & Hughes, R.B. Webster Investments, The Stamford Co., Corporate Securities Group, Chatfield-Dean & Co., Kober Financial Services, Koch Capital and J.W. Gant & Associates.

In May 1994, Mr. Buttler and Paramount Investments International, Inc. based in Denver, Colorado, submitted to the NASD a Letter of Acceptance, Waiver and Consent pursuant to which they were fined $20,000, jointly and severally. Mr. Buttler was suspended from association with any NASD member in any principal capacity for three days. Without admitting or denying the allegations, Mr. Buttler consented to the sanctions set forth above. In addition, the NASD also found that Paramount, acting through Mr. Buttler, participated in an offering of securities that was subject to a minimum investment amount contingency in which an impermissible escrow arrangement was employed, modified the share price and minimum share and dollar amount contingencies after the offering began and after investor funds had been received without a reconfirmation offer or a new offering document, and released investor funds before receipt of the minimum contingency amount.

In May 1996, Mr. Buttler's registration was revoked by the NASD because he failed to pay fines, and/or provide proof of restitution in connection with violations.

In May 1996, Mr. Buttler, as a registered principal, submitted an Offer of Settlement to the NASD pursuant to which he was fined $15,000 and suspended from association with any NASD member in any principal capacity for 2 years. Without admitting or denying the obligations, Mr. Buttler consented to the described sanctions and to the entry of findings that Mr. Buttler permitted his member firm to conduct a business while failing to maintain its required net capital. The findings also stated that Mr. Buttler permitted his member firm to maintain inventory in amounts that exceeded the inventory limitation of the firm's restriction agreement, and permitted the firm's balance sheet to carry certain assets as allowable for net capital purposes without obtaining the NASD's prior consent to such treatment as required by the restriction agreement.

NICHOLAS BRUZZESE Jr., 36, has been President of Restaurant Operations for Roast since its inception in 1997. He will continue in the same capacity for the Company. Mr. Bruzzese also has experience in the financial services industry and currently holds his series 7 and 63 licenses. He worked for the following licensed broker-dealers as a registered representative: Steve A. Kohn & Associates (December 1999 to present); Continental Brokerage (October 1996 until January 1998); and First Hanover Securities (February 1996 to October 1996); and J.W. Barclay (1994 to January 1996). He attended Staten Island College, in Staten Island, New York for 2 years.. He is the son of Nicholas Bruzzesse, Sr.

The Directors named above will serve until the next annual meeting of the shareholders of the Company in the year 2001. Directors will be elected for one-year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

Item 2. Acquisition or Disposition of Assets.
---------------------------------------------

On the Effective Date, pursuant to the Reorganization Agreement, the issued and outstanding shares of Roast was acquired by the Company and, accordingly, Roast became a wholly-owned subsidiary of the Company. Reference is made to the answer to Item 1 of this Form 8-K for information as to the shares of the Common Stock issued by the Company to the former shareholders of Roast as the consideration to consummate the Reorganization.

The Company was organized on March 14, 1995 under the laws of the State of Nevada, as Astir, Inc. The Company has no operations and in accordance with SFAS #7, is considered a development stage company. The Company was incorporated by Cort W. Christie. He no longer holds any position with the Company and holds none of the Company's common stock. Founders shares were issued to 27 shareholders. All shareholders have held their stock since that time. The primary activity of the Company was to seek a company or companies that it can acquire or with whom it can merge.

Company. In November 1997, Roast 'N' Roll Restaurants of the Past Inc., opened its first restaurant. The restaurant is a 3,000 square feet leased location that can seat over 80 customers and easily accommodate over two dozen cars for parking.

The restaurant is located on Hylan Boulevard in Staten Island, New York. This facility is open 7 days a week; from Sunday to Thursday 11:00 AM to 9:00 PM and on Friday and Saturday from 11:00AM to 11:00PM. This location has just completed construction of a state of the art two station drive through which will be opened in the next month.

This type of restaurant follows a typical pattern of revenue. In the initial year business is good, since the restaurant is new, and everybody comes in to try the restaurant. In year two business declines primarily due to no longer being "new" and the recapture of business by the older established restaurants of their original client base. There is also loss due to other "new" competitors in the same approximate geographical area. This pattern continues through years three and four and typically near the end of year four or beginning in the fifth year business picks up and steadily increases and improves.

Some of this improvement is attributable to menu and location refinements as well. It is management's belief that longevity breed' s success in the restaurant business. Customers become more comfortable with older, established facilities. Customers become accustomed to the locations appearance, know the easiest route to get there, what to expect in terms of food, hours, parking, service and cost. Long established restaurants seem warmer and friendlier places to dine. Routinely, restaurants enjoy the process of being so well known/remembered that they become meeting places for lunch and dinner for friends, family and businesses

Management presently believes it has effectively outlived this typical downturn and that sales are generally trending upward and the restaurant is currently profitable. It however, will continue to review its marketing, facilities, and food to assist and expedite this upward developing trend.

CORPORATE EXPANSION

Roast 'N' Roll believes it is in its own best future interest to open at least two more restaurants in the next 18- 24 months. The next corporate restaurant is projected to be open for business the 4th quarter of 2001. In that respect the Company has presently retained several commercial real estate agents to search for a suitable location. Management has already viewed and inspected no less than four potential sites and is actively negotiating for one lease location. It is anticipated that the 3rd restaurant will follow the 2nd by approximately 6 months.

The reasons for the corporate expansion are as follows:

     1)   Additional assets support/enhance the public company;
     2)   Further prove the concept for potential franchisees;
     3)   Additional streams/sources of corporate revenue;
     4) Allow the Company to purchase necessary inventory in larger quantities and lower prices.
     5)   Achieve more name recognition and public awareness.
     6) Allow the Company to be a more viable, financially sound corporation, with additional options and alternatives for its future.

FRANCHISING

Management believes the future of its restaurants is in franchising the concept to others. Towards that endeavor, the focus since inception of the Staten Island restaurant was to refine and develop the concept to that point.

Management believes that the average individual/or family could own/operate and derive a substantial living from the ownership of one or more of its franchise restaurants. Currently, the Company has retained "Frandocs" a Florida based company. that assists franchiseable businesses in obtaining their Uniform Franchise Offering Circular ("UFOC"). This is a mandatory corporate status necessary to sell franchise's nationwide.

The Company has already developed and reduced all of the key elements to its restaurant concept to writing and currently has an operations and procedures manual and recipe books. Management believes it can offer a complete "Turn-key" package to potential franchisees.

The sale and operations of franchise stores provide the following benefits to the Company:

     1) Substantial up front franchise fee (typically $25,000 to $35,000 for each location)
     2) Monthly royalty payments from each Franchise location based on gross monthly sales per Franchise location (typical 5%).
     3)   Monthly "advertising" assessment of each Franchise location (typical
          1-2%)
     4) Revenue to the Company derived from markups/rebates from Company approved vendors/suppliers.
     5) Transfer/Franchise Renewal/Maintenance fees assessed to Franchise owners.

     6) Expansion with little liability exposure and no cash outlays to corporate.

It is anticipated the Company will have started selling franchises within the next 6 months.

Overview/History

Roast 'N' Roll Restaurants of the Past Inc. is based on a long-standing family developed concept. In mid-1970, the original Roll 'N' Roaster restaurant was launched in Brooklyn, New York. The founders were Peter & Sally LaMonica, their son Nick LaMonica, daughter Annette LaMonica and her husband, Nicholas Bruzzese Sr. This restaurant is still in operation today and has been in continuous operation for over 30 years. The restaurant is Roll N' Roaster.

This facility has become a Brooklyn landmark. It is also this restaurant that developed the recipes and signature items that are being used in the new Staten Island, New York restaurant.

These signature items include daily fresh baked (on premise) rolls/buns. The hand prepared charcoal grilled Chicken Breast, stylized ""Cottage Fries" Potatoes. Especially noteworthy are the oven roasted butcher shop quality Beef and Turkey used in sandwiches and complementing ""Home made" Gravies and Marinades. Between 1984 and 1987, Nick J LaMonica purchased the restaurant from his parents (Peter & Sally LaMonica), his sister Annette and her husband Nicholas Bruzzese, Sr. At present, Mr. Nick LaMonica is the sole owner of the Brooklyn restaurant and has no affiliation with the Company or Roast.

For the adult consumer there is the Roast N Roll club memberships, which over time, provide free complete meals. There are always new combos which incorporate a discount over individual item purchases. To date, Roast has not done any TV, radio or billboard advertising but anticipates using all or some of these means within the next 6 months. Management believes its strength will always be its preference over the other competitors.

MARKETING AND CLIENT BASE

Management believes its strength is several of its tried and true established menu food item favorites. It believes that customers find these favorites unique to Roast and available nowhere else. Roast has always maintained a higher quality of ingredients than its competitors and this yields a better tasting, fresher more healthful meal. The Company believes it is one of the earliest pioneers of upscale cooked to order fast food. It never has precooked items waiting on warmers to be purchased. This is a trend that has become popular with customers for over 10 years, and is a direct result of people demanding better tasting food and a consumer awareness of food born illness, brought about by precooked, food "held" until sold.

The Company's current marketing efforts involve media print ads with discount coupons attached and some direct mail of special offers and discounts. Its prominent Hylan Boulevard location boasts neon advertising lights, flags, banners, awning and signage.

Item 4. Changes in Registrant's Certifying Accountant.
------------------------------------------------------

As a result of the change in control of the Company (see the answer to Item 1), on the Effective Date, the Company's previous accountant, Kurt Saliger, CPA, was terminated by the Company's Board of Directors and HJ & Associates, Roast's independent auditors, were named as independent auditors for the Company. There was no disagreement with the Company's previous accountant.

Item 7. Financial Statements and Exhibits.
------------------------------------------

(a) Financial statements of businesses acquired

Financial statements of Roast will be filed by an amendment to this Report within 60 days after this Report must be filed.

(b) Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

(c) Exhibits

Number    Exhibit

2.1 Reorganization Agreement dated as of May 1, 2001 by and among Aqua Motion, Inc. and Roast N Roll Restaurants of the Past, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                     ROAST N ROLL RESTAURANTS
                     OF THE PAST, INC.

                     By:      /s/ Nicholas Bruzzese, Sr.
                     ------------------------------------
                                  Nicholas Bruzzese, Sr.
                                  President and Chief Executive Officer


May 14, 2001